Dividend Capital Diversified Property Fund Inc. 8-K

Exhibit 99.1

dividend capital DIVERSIFIED PROPERTY FUND

Provides third quarter 2015 Portfolio update

1.8% total shareholder return in the quarter; 9.8% total shareholder return in last twelve months1

Acquired Venture Corporate Center, a multi-tenant office asset, and Shenandoah Square, a grocery-anchored retail asset, both located in South Florida

Repaid approximately $39.2 million of secured borrowings with a weighted average interest rate of approximately 6.6%

Repurchased $124 million of Class E shares through a self-tender offer

DENVER – November 12, 2015— Dividend Capital Diversified Property Fund Inc. (“DPF”), a public reporting, daily NAV REIT (NASDAQ: ZDPFAX; ZDPFEX; ZDPFIX; ZDPFWX) reported results today for the third quarter ended September 30, 2015.

Total Shareholder Return

Total shareholder return, which represents the compound annual rate of return assuming reinvestment of all dividend distributions before the impact of up-front sales commissions and class-specific expenses as of September 30, 2015, was as follows for the indicated timeframe:

•	Quarter ended September 30, 2015:	1.76%

•	Year-to-date ended September 30, 2015:	7.35%

•	Twelve months ended September 30, 2015:	9.84%

•	Three years ended September 30, 2015[2]:	9.04% (29.66% cumulative)

•	Since NAV share class inception[3]:	9.04% (29.66% cumulative)

Class A, Class W, and Class I shareholders had lower total returns than those set forth above due to up-front sales commissions and/or class-specific expenses.

_______________

1	All returns figures exclude up-front sales commissions and class-specific expenses.
2	Annualized.
3	Measured from September 30, 2012, annualized.

Portfolio Overview

As of September 30, 2015, DPF’s portfolio consisted of 59 operating properties located in 20 geographic markets in the United States, aggregating approximately 9.8 million square feet. As of September 30, 2015, DPF’s real property portfolio was approximately 88.8% leased to approximately 525 tenants. These properties had an estimated fair value of approximately $2.3 billion (calculated in accordance with DPF’s valuation procedures), including:

•	20 office properties located in 14 geographic markets, aggregating approximately 4.4 million net rentable square feet, with an aggregate fair value amount of approximately $1.4 billion;

•	33 retail properties located in seven geographic markets, aggregating approximately 3.5 million net rentable square feet, with an aggregate fair value amount of approximately $872.3 million; and

•	six industrial properties located in three geographic markets, aggregating approximately 1.9 million net rentable square feet, with an aggregate fair value amount of approximately $88.1 million.

As of September 30, 2015, DPF also held approximately $27.8 million in net debt related investments. DPF’s leverage ratio, based on the fair value of its investments, was 43% as of September 30, 2015.

Acquisition / Disposition Activity

During the quarter ended September 30, 2015, DPF acquired Venture Corporate Center, an approximately 253,000 square foot office complex located in Hollywood, FL. The center is comprised of three buildings that were 97% leased to 29 tenants at the time of acquisition. DPF funded the acquisition through cash on hand and availability under its revolving credit facility.

DPF also acquired Shenandoah Square, an approximately 124,000 square foot grocery-anchored shopping center located in Davie, FL. At the time of acquisition, the center was 100% leased to 40 tenants including Publix, Walgreens, and Dollar Tree. The property is subject to a $10.9 million mortgage loan with a maturity date of September 1, 2021. DPF funded its equity for the acquisition through cash on hand and availability under its revolving credit facility.

Also during the quarter ended September 30, 2015, DPF sold 2100 Corporate Center Drive, an office property located in Los Angeles, CA, and a land parcel located in Denver, CO, each to an unrelated third party.

Portfolio and Leasing Summary

During the third quarter, same-store property net operating income decreased 2.6% compared to the quarter ended June 30, 2015 and decreased 4.2% when compared to the same quarter in 2014. When generally accepted accounting principles (“GAAP”) adjustments are excluded, same-store property net operating income decreased 1.8% compared to the quarter ended June 30, 2015 and increased 0.4% when compared to the same quarter in 2014.

During the third quarter, DPF signed 45 leases for approximately 272,000 square feet. On a comparable space basis, DPF signed 33 leases for approximately 220,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the third quarter was 24.9%. For the twelve months ended September 30, 2015, DPF signed 168 leases for approximately 1.1 million square feet. On a comparable basis, DPF signed 118 leases for approximately 730,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the last twelve months was 20.4%.

The overall portfolio percentage leased was 88.8% as of September 30, 2015, compared to 87.5% on June 30, 2015 and 92.8% on September 30, 2014. Same-store percentage leased was 87.7% at September 30, 2015, compared to 87.6% at June 30, 2015 and 92.8% at September 30, 2014.

Financial Results for the Quarter Ended September 30, 2015

Company-Defined Funds from Operations (“FFO”) for the quarter ended September 30, 2015 were $21.8 million, or $0.12 per basic and diluted share. This compares to FFO for the quarter ended September 30, 2014 of $24.1 million, or $0.13 per basic and diluted share.

Company-Defined Funds from Operations (“FFO”) for the nine months ended September 30, 2015 were $69.2 million, or $0.36 per basic and diluted share. This compares to FFO for the nine months ended September 30, 2014 of $68.7 million, or $0.36 per basic and diluted share.

GAAP net loss for the quarter ended September 30, 2015 was $1.4 million, or $0.00 per basic and diluted share. This compares to a GAAP net loss for the quarter ended September 30, 2014 of $7.5 million, or $0.04 per basic and diluted share.

GAAP net income for the nine months ended September 30, 2015 was $130.9 million, or $0.69 per basic and diluted share. This compares to a GAAP net income for the nine months ended September 30, 2014 of $28.3 million, or $0.13 per basic and diluted share.

Non-GAAP Supplemental Financial Measure

DPF computes its financial results in accordance with GAAP. Below, DPF has provided reconciliations of both Company-Defined FFO and net operating income, which are both non-GAAP supplemental financial measures, to the most directly comparable GAAP measures (amounts in thousands, except per share information). For more information about Company-Defined FFO and net operating income, including why management believes both measures provide useful information, please see the Portfolio Performance and Operational Review furnished with this press release on Form 8-K filed with the SEC on November 12, 2015, available on DPF’s website, www.dividendcapitaldiversified.com, and the SEC’s website, www.sec.gov.

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
($ in thousands, except per share data)
Reconciliation of net earnings to FFO:
Net (loss) income attributable to common stockholders	$(128)	$(7,039)	$123,525	$23,887
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	20,851	21,918	61,404	66,481
Gain on disposition of real property	(4,567)	—	(133,234)	(36,140)
Impairment of real property	6,500	9,500	8,124	9,500
Noncontrolling interests’ share of adjustments	(2,891)	(2,187)	2,484	(597)
FFO attributable to common shares - basic	19,765	22,192	62,303	63,131
FFO attributable to dilutive OP units	1,473	1,576	4,466	4,575
FFO attributable to common shares - diluted	$21,238	$23,768	$66,769	$67,706

FFO per share - basic and diluted	$0.11	$0.12	$0.35	$0.36

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares - basic	$19,765	$22,192	$62,303	$63,131
Add (deduct) our adjustments:
Acquisition-related expenses	476	372	1,259	962
Loss on extinguishment of debt and financing commitments	—	—	1,168	63
Unrealized (gain) loss on derivatives	117	—	—	—
Noncontrolling interests’ share of our adjustments	(41)	(24)	(161)	(68)
Company-Defined FFO attributable to common shares - basic	20,317	22,540	64,569	64,088
Company-Defined FFO attributable to dilutive OP units	1,514	1,601	4,628	4,644
Company-Defined FFO attributable to common shares - diluted	$21,831	$24,141	$69,197	$68,732

Company-Defined FFO per share-basic and diluted	$0.12	$0.13	$0.36	$0.36

Weighted average number of shares outstanding
Basic	174,290	178,729	179,168	177,717
Diluted	187,279	191,422	192,020	190,605

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
($ in thousands, except per share data)
Reconciliation of NOI to net earnings:
Same-store NOI – cash basis	$33,098	$33,691	$32,979	$102,087	$98,560
NOI – cash basis – 2014/2015 Acquisitions/Dispositions	5,041	3,894	9,669	17,839	27,814
Debt related investments	807	1,584	1,798	5,594	5,571
NOI – cash basis	$38,946	$39,169	$44,446	$125,520	$131,945
Straight line rent	(286)	(43)	1,150	(685)	2,939
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	124	126	191	655	301
NOI	$38,784	$39,252	$45,787	$125,490	$135,185
Real estate depreciation and amortization expense	(20,851)	(19,738)	(21,918)	(61,404)	(66,481)
General and administrative expenses	(2,477)	(2,944)	(2,581)	(8,157)	(8,186)
Advisory fees, related party	(4,225)	(4,497)	(4,083)	(13,021)	(11,678)
Acquisition-related expenses	(476)	(358)	(372)	(1,259)	(962)
Impairment of real estate property	(6,500)	(224)	(9,500)	(8,124)	(9,500)
Interest and other income	704	163	429	1,500	683
Interest Expense	(10,951)	(11,275)	(15,276)	(36,208)	(46,846)
Loss on extinguishment of debt and financing commitments	—	(272)	—	(1,168)	(63)
Gain on sale of real property	4,567	—	—	133,234	36,140
Net income attributable to noncontrolling interests	1,297	(37)	475	(7,358)	(4,405)
Net income attributable to common stockholders	$(128)	$70	$(7,039)	$123,525	$23,887

Webinar and Portfolio Update Call Information

DPF will host a webinar/portfolio update call to review third quarter 2015 performance results and financial metrics on November 19, 2015, at 2:15 p.m. U.S. Mountain Time. Information to access the call is as follows:

Date: Thursday, November 19, 2015
Time: 2:15 p.m. MT/4:15 p.m. ET
Dial-in Number: 877.742.5590
Conference ID: 58692558

To access the live webinar please visit the Investor Relations page at DPF’s website, www.dividendcapitaldiversified.com.

The webinar replay will be posted when available on the Investor Relations page of DPF’s website.

About Dividend Capital Diversified Property Fund

Dividend Capital Diversified Property Fund is a public reporting, daily NAV vehicle based in Denver, CO that invests in a diversified portfolio of commercial real estate assets. DPF owned 59 properties totaling approximately 9.8 million square feet in 20 geographic markets as of September 30, 2015. More information is available at www.dividendcapitaldiversified.com.

Forward-Looking Information

This material may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. Dividend Capital Diversified Property Fund cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Diversified Property Fund’s expectations include, but are not limited to, the uncertainty of funding Dividend Capital Diversified Property Fund’s future capital needs, delays in the acquisition, development, and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically, and other risks detailed from time to time in Dividend Capital Diversified Property Fund’s Securities and Exchange Commission reports, particularly the section entitled “Risk Factors” in Item 1A of Dividend Capital Diversified Property Fund’s Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this press release. Dividend Capital Diversified Property Fund expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Dividend Capital Diversified Property Fund’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Contact
Eric Paul
Dividend Capital
(303) 228-2200